Exhibit 99.1

Pitney Bowes Comments on Hestia Actions

No Shareholder Action Required at this Time

Management Remains Focused on Delivering Long Term Value for Shareholders

January 23, 2023 10:44 AM Eastern Standard Time
STAMFORD, Conn.--(BUSINESS WIRE)--Pitney Bowes (NYSE:PBI, the “Company” or “Pitney Bowes”), a global shipping and mailing company that provides technology, logistics, and financial services, today acknowledged receipt of Hestia Capital’s (“Hestia”) notice of nomination of seven director candidates, constituting a majority slate of director candidates, to the Pitney Bowes Board of Directors (the “Board”) in connection with the Company’s upcoming annual meeting of shareholders.

Consistent with its fiduciary duty to shareholders and the Company’s governing documents, the Board will review any properly noticed nominations in due course. Shareholders are not required to take any action at this time.

The Board and management team have engaged in an open and good faith dialogue with Hestia over many months. Contrary to Hestia’s assertion, Pitney Bowes is always interested in considering well-qualified candidates to join the Board. Moreover, the Board offered to appoint two candidates proposed by Hestia to the Board in December. However, Hestia was unwilling to reach a reasonable compromise. Instead, both their current and prior public announcements demonstrate that they are more interested in fighting than in engaging in constructive conversations to benefit all shareholders, not just themselves. Furthermore, throughout discussions with Hestia, they demonstrated a fundamental misunderstanding of the Company and have failed to articulate a strategy that would justify ceding control of the Company to them.

Pitney Bowes will continue to seek the right path forward that is in the best interests of all shareholders, including potential additions of well qualified candidates to the Board of Directors. The Company will not let Hestia’s unwillingness to seek common ground stand in the way.

The Board and management team remain focused on delivering sustainable future value for all stakeholders and executing the strategy of the Company. As CEO over the past decade, Mr. Lautenbach has overseen and directed fundamental transformation of the business, taking decisive actions to create long-term value for shareholders, and laid the foundation for sustainable, profitable growth. These actions are expected to drive revenue and EBIT growth over the next several years and the Company has seen investments in SendTech and Presort lead to stabilization and indeed potential for growth. Although results in Global Ecommerce have not progressed at the pace hoped for, over the last year the Company has seen significant improvements in run rate volumes, service levels, and cost, all of which bode well for future success.

The Board and the Company have consistently looked for opportunities to unlock shareholder value. This includes proactively looking for opportunities and reacting to inbound inquiries alongside financial and legal counsel. The sale of Borderfree in 2022 demonstrates the foresight and willingness of the Company’s leadership team to be flexible and open to new ideas and opportunities regarding how best to monetize the business.

Pitney Bowes has a strong, engaged, and diverse Board, with a balanced mix of experience, skills, and leadership expertise to enhance value for shareholders. The Board is made up of nine directors, eight of whom are independent, and has seen significant refreshment over the past several years, with five longer tenured directors stepping down and adding three new directors since 2018.

Throughout this process, shareholder value creation remains the top priority for the Company and Board, and the Company will continue to keep shareholders updated as appropriate.

About Pitney Bowes

Pitney Bowes is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’s performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2021 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Third-Party Information

This press release may contain or refer to news, commentary and other information relating to Pitney Bowes generated by, or sourced from, persons or companies that are not affiliated with Pitney Bowes. The author and source of any third-party information and the date of its publication are clearly and prominently identified. Pitney Bowes has neither sought nor obtained the consent from any third party, including, without limitation, Hestia Capital Management, LLC (together with its affiliates, “Hestia”), to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders, Pitney Bowes will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of GOLD proxy card. Details concerning the nominees of Pitney Bowes’s Board of Directors for election at Pitney Bowes’s 2023 annual meeting of stockholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Stockholders may obtain free copies of the proxy statement and other relevant documents that Pitney Bowes files with the SEC on Pitney Bowes’s website at www.pitneybowes.com or from the SEC’s website at www.sec.gov.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Pitney Bowes, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders. Information regarding certain of the directors and officers of Pitney Bowes is contained in Pitney Bowes’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 18, 2022. To the extent holdings of Pitney Bowes’s securities by directors or executive officers have changed since the amounts set forth in Pitney Bowes’s 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statement of Beneficial Ownership on Form 5 filed with the SEC. Additional information regarding the identity of potential participants and their respective interests, by security holdings or otherwise, will be included in Pitney Bowes’s proxy statement and other relevant documents filed with the SEC in connection with Pitney Bowes’s 2023 annual meeting of stockholders.

Contacts
Company Contact:
Media
Bill Hughes
William.hughes@pb.com
203-351-6785

Investors
Ned Zachar
Ned.zachar@pb.com
203-614-1092